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                                                                     EXHIBIT 5.1

                             CONYERS DILL & PERMAN
                             BARRISTERS & ATTORNEYS

   CLARENDON HOUSE, 2 CHURCH STREET, P.O. BOX HM 666, HAMILTON HM CX, BERMUDA
                 TELEPHONE: 441-295-1422    E-MAIL: info@cdp.bm
                              INTERNET: www.cdp.bm


21 May, 2002


Weatherford International Ltd.               DIRECT LINE:   441-299-4903
c/o Weatherford International, Inc.          E-MAIL:        KLMooney@cdp.bm
515 Post Oak Boulevard, Suite 600            DUR REF:       KLM/mra/31588/324069
Houston                                      YOUR REF:
Texas 77027-3415
USA

Dear Sirs:

WEATHERFORD INTERNATIONAL LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with the Form S-4 Registration Statement (Registration No. 333-85644) (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) filed with the U.S. Securities and Exchange Commission (the "Commission") on 5 April 2002, as amended, relating to the registration under the U.S. Securities Act of 1933, as amended, of 150,000,000 common shares, par value US$1.00 per share (the "Common Shares").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the secretary of the Company on 15 May 2002, copies of unanimous written resolutions of the directors of the Company dated 8 May 2002, copies of unanimous written resolutions of the member of the Company dated 10 May 2002 and copies of minutes of a meeting of the board of directors of the Company held on 8 May 2002 (together, the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all



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factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda (and assume that such laws would not have any implication in relation to the opinions expressed herein). This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the Common Shares, when acquired by the stockholders of Weatherford International, Inc. in the merger as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable (meaning that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions "Risk Factors", "Enforcement of Civil Liabilities", and "Legal Matters" in the prospectus forming a part of the Registration Statement.

Yours faithfully


CONYERS DILL & PEARMAN


/s/ CONYERS DILL & PEARMAN